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                                                                       EXHIBIT 5

                      OPINION OF T. RICHARD RINEY, ESQ


                                             December 6, 2001

Ventas, Inc.
4360 Brownsboro Road
Suite 115
Louisville, Kentucky 40207

Ladies and Gentlemen:

          I have acted as counsel to Ventas, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Amendment No. 2 to the Registration Statement on Form S-3, filed on July 23, 2001 (the "Registration Statement") as amended by Amendment No. 1 to the Registration Statement, filed on November 1, 2001, to be filed by us with the Securities and Exchange Commission on or about December 6, 2001, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 25,000,000 shares of our common stock, par value $0.25 per share (the "Shares of Common Stock"), issuable pursuant to the Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (the "Plan").

          As counsel for the Company, I have examined, among other things, originals and/or copies of such documents, certificates and records as I deemed necessary and appropriate to form a basis for the opinion hereinafter expressed. In my examination, I have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to me. As to various questions of fact material to my opinion, I have relied on statements and certificates of officers and representatives of the Company.

          Based on the foregoing, I hereby inform you that, in my opinion, the Shares of Common Stock, when issued in accordance with the terms of the Plan for consideration in excess of $0.25 per share, will be validly issued, fully paid, and nonassessable.

          I am qualified to practice law in the State of Kentucky and do not purport to be an expert on, or to express any opinion herein, concerning any law, other than the laws of the State of Kentucky, the General Corporation Law of the State of Delaware, which includes the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and the federal laws of the United States of America.

          This opinion may be relied upon by National City Bank as if and to the extend it were an addressee hereof and shall be used by National City Bank for no other purposes than in connection with the Plan.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ T. Richard Riney, Esq.
T. Richard Riney, Esq.